Exhibit 1.1
DEALER MANAGER AGREEMENT
January 3, 2011
Lazard Capital Markets LLC (“LCM”)
30 Rockefeller Plaza
New York, New York 10020
Dear Sirs:
1. The Offers; Exchange Offer Materials.
     (a) The Offers and Related Transactions
     Evergreen Solar, Inc., a Delaware corporation (the “Company”), plans (i) to make an offer (such offer, as it may be amended, modified or supplemented, the “4% Exchange Offer”) to exchange 4% Convertible Subordinated Additional Cash Notes due 2020 (the “New 4% Notes”) for up to $200,000,000 aggregate principal amount outstanding of its 4% Senior Convertible Notes due 2013 (the “Existing 4% Notes”) and (ii) to make an offer (such offer, as it may be amended, modified or supplemented, together with the Consent Solicitation (defined below), the “7.5% Exchange Offer”, and together with the 4% Exchange Offer, individually an “Offer” and collectively the “Offers”) to exchange 7.5% Convertible Senior Notes due 2017 (the “New 7.5% Notes” and, together with the New 4% Notes, the “New Notes”) for up to $165,000,000 aggregate principal amount outstanding of its 13% Convertible Senior Secured Notes due 2015 (the “Existing 13% Notes” and, together with the Existing 4% Notes, the “Existing Notes”). The New Notes will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Conversion Shares”), on the terms and subject to the conditions set forth in the Indentures (defined below). The New Notes and the Conversion Shares are referred to collectively herein as the “Exchange Securities”.
     Concurrently with the making of the Offers, the Company plans to solicit consents (the “Consents”) from the holders of the Existing 13% Notes (such solicitation, as described in the Prospectus (defined below), as amended or supplemented, the “Consent Solicitation”) to certain proposed amendments to the Existing 13% Notes and the indenture, dated as of April 26, 2010 (the “Existing 13% Indenture”), among the Company, the guarantors party thereto and U.S. Bank, National Association, as trustee (the “Existing 13% Trustee”), pursuant to which the Existing 13% Notes were issued. The Existing 13% Notes are guaranteed by the Company’s wholly-owned subsidiary, ESLR1, LLC, a Delaware limited liability company (the “Guarantor”).
     Subject to the terms and conditions described in the Prospectus, if Consents are received from the holders of the requisite principal amount of the Existing 13% Notes and are accepted by the Company, the proposed amendments shall be adopted as to the Existing 13% Notes upon the execution of a supplement to the Existing 13% Indenture entered into between the Company, the Guarantor and the Existing 13% Trustee (the “Supplemental 13% Indenture”).
     Contemporaneously with the Offers, the Company also plans to offer and sell up to $40,000,000 aggregate principal amount of New 4% Notes in a registered offering underwritten by LCM (the “New 4% Notes Financing”).
     As a non-waivable prerequisite to the consummation of the Offers, the Company will also be seeking approval from the holders of its outstanding common stock to approve, for purposes of NASDAQ Marketplace Rule 5635, the issuance of the New Notes (and the issuance of any shares of Common Stock issuable upon conversion of the New Notes) pursuant to the Offers and the New 4% Notes to be issued in the New 4% Notes Financing (the “Nasdaq Stockholder Approval Condition”). In addition, the Company will be seeking approval from the holders of its outstanding common stock to approve the amendment of the Company’s certificate of incorporation to increase the authorized number of shares of common stock that the Company may issue from 120,000,000 shares to 240,000,000 shares of common stock, after giving effect to the Reverse Stock Split (defined below) (“Proposal No. 2”). The Company will solicit such stockholder approval (the “Stockholder Approval”) of both the Nasdaq Stockholder Approval Condition and Proposal No. 2 through a proxy statement and related materials (as in effect on the date of this Agreement, the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) (such solicitation, the “Proxy Solicitation”). In addition, prior to the Closing Date for the Offers (defined below), the 1-for-6 reverse stock split previously approved by the Company’s stockholders at the Company’s Annual meeting on July 27, 2010 (the “Reverse Stock Split”) will become effective. The Company may choose to complete the Offers without Stockholder Approval of Proposal No. 2.
     The New 4% Notes are to be issued pursuant to an indenture and a supplemental indenture to be executed on the Closing Date and qualified when the Registration Statement (defined below) becomes effective (collectively, as amended or modified from time to time, the “4% Indenture”), between the Company and U.S. Bank National Association, as trustee (the “4% Trustee”). The New 7.5% Notes are to be issued pursuant to an indenture, dated as of the Closing Date and qualified on or prior to the date of expiration of the 7.5% Exchange Offer (as amended or modified from time to time, the “7.5% Indenture” and, together with the 4% Indenture, the “Indentures”), between the Company and U.S. Bank National Association, as trustee (the “7.5% Trustee” and, together with the 4% Trustee, the “Trustees”).
     (b) Exchange Offer Materials
     The Company has prepared and filed with the Commission, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-4 (No. 333-171001), including a prospectus, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2010, Amendment No. 2 thereto filed with the Commission on December 23, 2010 and Amendment No. 3 thereto filed with the Commission on December 30, 2010, covering the registration of the Exchange Securities. The term “Pre-Effective Registration Statement,” as used in this Agreement, shall mean such registration statement, as so amended by such amendments, and including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form filed with the Commission. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, as so amended by such amendments, and including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) and used to commence the Offers, as such prospectus may be amended or supplemented, is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Manager for use in connection with the Offers differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus (including without limitation any prospectus included as part of any post-effective amendment to the Registration Statement), as amended or supplemented, furnished to the Dealer Manager for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of filing of the Prospectus with the Commission and prior to the termination of the Offers by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”). The term “Commencement Date” as used in this Agreement shall mean the date of commencement of the Offers, which, in any case, shall not occur prior to the effective date of the Registration Statement.
     The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Offers, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.
     In connection with the Offers, the Company has prepared or will prepare a letter of transmittal and consent (a “Letter of Transmittal and Consent”) to be used by holders tendering Existing Notes pursuant to either Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Notes, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9 (or appropriate Form W-8 where applicable).
     The Registration Statement, any Permitted Free Writing Prospectus (defined below), the Prospectus, the Schedule TO, the Letter of Transmittal and Consent, the related letters from the Company to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Existing Notes, all written statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority in connection with the Offers (other than filings with the Secretary of State of the State of Delaware) and such other written offering materials and written information in connection with either Offer (including without limitation any advertisements, press releases or summaries relating to either Offer) the Company may publicly disseminate or provide to registered or beneficial holders of Existing Notes (“Holders”) or authorize in writing for use by the Dealer Manager in connection with any Offer, as amended or supplemented from time to time, are collectively referred to herein as the “Exchange Offer Materials.”
2. Appointment as Dealer Manager; Exchange Agent; Information Agent.
     (a) The Company hereby appoints you as the sole Dealer Manager and Consent Solicitation Agent (the “Dealer Manager”) in connection with each Offer only. As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with each Offer as are customarily performed by you as Dealer Manager in connection with exchange offers of like nature, including, but not limited to, (i) soliciting tenders of the Existing Notes sought to be exchanged by the Company pursuant to the Offers and (ii) communicating with brokers, dealers, commercial banks, trust companies and other persons, including holders of the Existing Notes, with respect to the Offers in accordance with your customary practice. In carrying out its services hereunder, the Dealer Manager may, as it considers appropriate, draw upon the resources of and involve as agent its affiliates and members of the Lazard Group. In this agreement, “Lazard Group” means Lazard Group LLC and its direct and indirect subsidiaries.
     (b) The Company (i) has arranged for U.S. Bank National Association to serve as exchange agent in connection with the Offers (the “Exchange Agent”), (ii) will arrange for the Exchange Agent to advise you daily as to such matters as you may reasonably request, including the aggregate principal amount of Existing Notes that have been tendered pursuant to the Offers, and (iii) will arrange for the Exchange Agent to perform services customary for an exchange agent in connection with the Offers.
     (c) The Company has arranged for Proxy Advisory Group LLC to serve as information agent in connection with the Offers (the “Information Agent”) and to perform services in connection with the Offers that are customary for an information agent.
3. No Liability for Acts of Brokers, etc.; Absence of Fiduciary Relationship.
     (a) You shall have no liability hereunder as Dealer Manager (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with any Offer, except to the extent that any such losses, claims, damages, liabilities or expenses are found by a court of competent jurisdiction in a judgment which has become final (in that it is no longer subject to appeal or review) to have resulted from the bad faith or gross negligence of you or any of your affiliates or any of your agents (including, without limitation, members of the Lazard Group).
     (b) The Company acknowledges and agrees that:
          (i) the Dealer Manager’s responsibility to the Company is solely contractual in nature, the Dealer Manager has been retained solely to act as Dealer Manager in connection with each Offer and no fiduciary, advisory or agency relationship between the Company and the Dealer Manager has been created in respect of any of the transactions contemplated by this

Agreement, irrespective of whether the Dealer Manager or Lazard Frères & Co. LLC have advised or are advising the Company on other matters;
          (ii) the exchange ratios of the New Notes for the Existing Notes and the key terms of the New Notes were established by the Company following discussions and arms-length negotiations with the Dealer Manager, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
          (iii) it has been advised that the Dealer Manager and Lazard Frères & Co. LLC and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Dealer Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
          (iv) it waives, to the fullest extent permitted by law, any claims it may have against the Dealer Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     (c) You shall act as an independent contractor with duties solely to the Company, your responsibility to the Company is solely contractual in nature and no fiduciary, advisory or agency relationship between the Company and you has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether you or Lazard Frères & Co. LLC have advised or are advising the Company on other matters. Further, in soliciting or obtaining acceptances and consents, no broker or dealer in securities, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you as Dealer Manager, are not to be deemed the agent of any broker or dealer in securities, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or other persons.
4. Solicitation Material; Withdrawal.
     (a) The Company hereby acknowledges that the Exchange Offer Materials and Proxy Statement have been, or will be, prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness. To the extent required by Rule 13e-4 under the Exchange Act, the Company shall disseminate the Exchange Offer Materials to each registered holder of any Existing Notes on or as soon as practicable after the Commencement Date so as to fulfill all requirements thereof as to the commencement of the Offers and comply in all material respects with its obligations thereunder. Thereafter, to the extent required by Rule 13e-4, until the date three days prior to the expiration date of the Offers (the “Expiration Date”), the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials to be mailed to each person who becomes a holder of record of any Existing Notes prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on its part for independent verification of any information therein, except for the written information furnished to the Company by the Dealer Manager specifically for inclusion therein, which information the parties hereto agree is limited to the information included in Schedule A hereto (the “Submitted Information”), and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to you by or on behalf of the Company in connection with the Offers (including without limitation the Proxy Statement) without assuming any responsibility for independent verification of such information, except for the Submitted Information, or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.
     (b) The Company hereby agrees to furnish you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency, instrumentality or court (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Exchange Offer Materials and the Proxy Statement, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel’s comments, if any, thereon. The Company agrees that prior to the termination of the Offers, before filing with the Commission, first using, amending or supplementing the Proxy Statement, Pre-Effective Registration Statement, Registration Statement or Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Proxy Statement, Pre-Effective Registration Statement, Registration Statement, Prospectus or the other Exchange Offer Materials. The Company shall not file or use any such amendment or supplement to which the Dealer Manager shall reasonably object.
     (c) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Offers and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials or the Proxy Statement to be transmitted generally to the holders of Existing Notes.
     (d) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials, the Proxy Statement or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.
     (e) The Company hereby represents and agrees that, except as required by applicable law, rule or regulation, no offering materials and information in addition to the Exchange Offer Materials and Proxy Statement (each of which shall be in the form which has been approved by you) will be used in connection with the Offers and the Proxy Solicitation or filed with the Commission or any Other Agency, by or on behalf of the Company without your prior approval, which approval will not be unreasonably withheld, conditioned or delayed. In the event that (i) the Company uses or permits the use of any such additional offering materials or information in connection with the Offers or the Proxy Solicitation or files any such offering materials or information with the Commission or any Other Agency in breach of this Agreement, (ii) the Company withdraws, terminates or cancels the Offers or (iii) if at any time you shall determine that any condition set forth in Section 10 hereof shall not be satisfied or becomes incapable of being satisfied, then you (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer Manager and shall be entitled to withdraw as Dealer Manager in connection with the Offers without any liability or penalty to you or any other person defined in Section 8 hereof as an “Indemnified Person,” (B) shall be entitled to receive payment, pursuant to the terms and conditions of this Agreement, of all (i) fees for Existing Notes tendered prior to the time of such withdrawal and subsequently accepted by the Company on the Closing Date and (ii) expenses incurred prior to the time of such withdrawal and for which it is entitled to reimbursement under this Agreement and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 8 hereof.
5. Compensation and Expenses. As compensation for your services in connection with each Offer, the Company will pay you an aggregate fee equal to 1.75% of the aggregate face value of any Existing Notes validly tendered and accepted for exchange pursuant to such Offer. For each Offer, the total fee in respect of such Offer due and payable by the Company on the settlement date of such Offer (the “Closing Date” of such Offer) will be paid in immediately available funds to an account designated by you in writing at least two business days prior to such Closing Date. The Company agrees to pay (i) all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Materials and Proxy Statement, (ii) all advertising charges, (iii) all brokers and dealers (including you), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers and (iv) all other fees and expenses in connection with each Offer, including those of any soliciting agent, the Information Agent, Exchange Agent or other person rendering services in connection therewith. The Company will also be responsible for reimbursing you for all out-of-pocket expenses incurred by you in connection with your services as Dealer Manager, including the reasonable fees and expenses of your legal counsel (subject, however, in respect of such fees and expenses of your legal counsel, to the provisions of that certain letter agreement between and among the Dealer Manager, Lazard and the Company dated as of the date hereof). All payments to be made by the Company to you pursuant to this Section 5 shall be made promptly as incurred by you after submission by you of appropriate documentation relating to such expenses. The Company shall perform its obligations set forth in this Section 5 whether or not either Offer is commenced or the Company or any of its subsidiaries or affiliates exchanges any Existing Notes pursuant to any Offer or otherwise.
6. Representations and Warranties of the Company. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to you, and agrees with you as follows:

(a) The Company represents and agrees that, unless it obtains the prior consent of the Dealer Manager, it has not made and will not make any offer relating to the Exchange Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Dealer Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offers or until any earlier date that the Company notified or notifies the Dealer Manager as described in Section 7(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any other Exchange Offer Materials, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any other Exchange Offer Materials or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein (with respect to the Prospectus or other Exchange Offer Materials, in the light of the circumstances prevailing at that subsequent time), not misleading, the Company will promptly notify the Dealer Manager and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(b) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with, and declared effective by, the Commission on or before the Commencement Date. Following the Commencement Date, the Company will file such amendments and supplements, as applicable, to the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and such abbreviated registration statements pursuant to Rule 462(b) under the Securities Act as may hereafter be required. Copies of the Pre-Effective Registration Statement, the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act have been or, if filed after the date hereof, will be delivered or made available to you and your counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.
(c) The Schedule TO has been prepared by the Company in conformity with the requirements of the Exchange Act and will be duly filed with the Commission at or before commencement of the Offers; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date of any Offer will be, delivered to you and your counsel.
(d) (i) The Proxy Statement and Exchange Offer Materials, including the Registration Statement, the Prospectus and the Schedule TO, as amended or supplemented, if applicable, comply as of the Commencement Date and will comply as of the Closing Date, in all material respects, with the Securities Act and the Exchange Act, as applicable; (ii) the Registration Statement, when it became effective and as amended or supplemented thereafter, if applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prospectus or other Exchange Offer Materials or the Proxy Statement contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) no Permitted Free Writing Prospectus, as of its date of filing and, as amended or supplemented thereafter, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, as of its date and, as amended or supplemented thereafter, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Exchange Offer Materials, including the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Manager as of the date of this Agreement consists of the Submitted Information.
(e) The Company has not distributed and will not, without your prior consent, distribute, prior to the Closing Date, any offering material in connection with the Offers other than the Exchange Offer Materials, or any proxy solicitation materials in connection with the Proxy Solicitation and Stockholder Approval other than the Proxy Statement. A complete and correct copy of the Proxy Statement and Exchange Offer Materials as of the Commencement Date other than the Registration Statement, any Permitted Free Writing Prospectuses and the Prospectus has been furnished to you or will be furnished to you no later than the Commencement Date.
(f) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with any Offer other than the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 7(a) hereof. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164 and 405 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) under the Securities Act), if any, in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.
(h) The Company has been duly organized, is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization, has the power and authority (corporate or other) to own its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, individually or in the aggregate, or adversely affect the power or ability of the Company or the Guarantor to perform their respective obligations under this Agreement, the Indentures, the Supplemental 13% Indenture or the Exchange Securities, as applicable, or to consummate any transactions contemplated by this Agreement or the Prospectus (a “Material Adverse Effect”).
All of the direct and indirect subsidiaries (as used in this Agreement, “subsidiary” has the meaning set forth in Rule 405 under the Securities Act) of the Company are set forth on Schedule B hereto. Except as set forth on Schedule B hereto, no subsidiary is a “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary (other than Evergreen Solar (China) Co., Ltd., in which the Company holds a 33% ownership interest) free and clear of any liens and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each subsidiary has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, partnership or limited liability company power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect. No subsidiary (other than Evergreen Solar (China) Co., Ltd.) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
(i) Each of the Company and (with respect to the Supplemental 13% Indenture) the Guarantor has all requisite corporate or limited liability company, as applicable, power and authority to enter into and perform their respective obligations under this Agreement, the 4% Indenture, the 7.5% Indenture, the Supplemental 13% Indenture and the New Notes, and to consummate each Offer and all other transactions contemplated in the Exchange Offer Materials; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Each Offer and all other actions by the Company and the Guarantor contemplated in the Exchange Offer Materials have been duly and validly authorized by all necessary corporate or limited liability company action by the Company and the Guarantor, and except for the Stockholder Approval to be requested pursuant to the Proxy Solicitation, no other corporate proceedings by the Company or the Guarantor are necessary to authorize such actions.
The New 4% Notes to be issued pursuant to the 4% Offer have been duly and validly authorized, and assuming due authorization, execution and delivery of the 4% Indenture by the 4% Trustee, when executed and authenticated in accordance with the provisions of the 4% Indenture and delivered in accordance with the terms of the 4% Offer, will be entitled to the benefits of the 4% Indenture, and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
The New 7.5% Notes to be issued pursuant to the 7.5% Offer have been duly and validly authorized, and assuming due authorization, execution and delivery of the 7.5% Indenture by the 7.5% Trustee, when executed and authenticated in accordance with the provisions of the 7.5% Indenture and delivered in accordance with the terms of the 7.5% Offer, will be entitled to the benefits of the 7.5% Indenture, and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
The Existing Notes conform in all material respects in summary form to the descriptions thereof contained in the Registration Statement and Prospectus. The New Notes, the Indentures and the Supplemental 13% Indenture conform and will conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.
Each Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date of the applicable Offer, will be qualified under the TIA not later than the expiration date of such Offer, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the applicable Trustee) will be a valid and binding instrument of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and each Indenture will conform in all material respects to the description thereof in the Registration Statement and Prospectus.
The Supplemental 13% Indenture has been or will be duly authorized by the Company and the Guarantor, has been filed as of the Commencement Date of the 7.5% Offer, and when executed and delivered by the Company and the Guarantor (assuming the authorization, execution and delivery by the Existing 13% Trustee) will be a valid and binding instrument of each of the Company and the Guarantor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Supplemental 13% Indenture will conform in all material respects to the description thereof in the Registration Statement and Prospectus; and the Existing 13% Indenture, as amended by the Supplemental 13% Indenture, will comply in all material respects with the TIA.
(j) The Conversion Shares have been duly authorized; provided that, if the Company elects to satisfy all of its obligations with respect to the coupon make whole payments and additional amounts due upon conversion of the New Notes by issuing additional Conversion Shares rather than paying cash, the authorization of such additional Conversion Shares issuable with respect to the coupon make whole payments and additional amounts are subject to receipt of the Stockholder Approval of Proposal No. 2 and the filing of the related amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Filings”). The Company’s board of directors or a duly constituted committee thereof has duly adopted a resolution to reserve for issuance and will at all times require the Company to reserve and keep available for issuance the number of shares of Common Stock as may be issuable upon the conversion of the New Notes in accordance with the terms of the Indentures. The Conversion Shares, when issued and delivered upon conversion of the New Notes in accordance with the Indentures, will be validly issued, fully paid and nonassessable, will be issued in compliance with all United States federal and state securities laws and the issuance of the Conversion Shares will not be subject to any preemptive rights, rights of first refusal or similar rights (except, with respect to the New 4% Notes issued in the New 4% Notes Financing and the underlying Conversion Shares, for the rights of OCI described in the OCI Stockholders’ Agreement (defined below)), and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and will conform to the description thereof contained in the Registration Statement and Prospectus. Subject to receipt of the Stockholder Approval and the making of the Delaware Filings, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance or transfer of the Conversion Shares (including the issuance of Conversion Shares to satisfy the coupon make whole payments and additional amounts due upon conversion of the New Notes) except as may be required under the Securities Act, the Exchange Act or under state or other securities or blue sky laws and except as described in the Proxy Statement.

(k) The Company has an authorized capitalization as set forth in the Registration Statement and Prospectus; and all of the outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, were issued in compliance in all material respects with all United States federal and state securities laws and not in violation in any material respect of any preemptive right, resale right, right of first refusal or similar right and the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s Common Stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Registration Statement and Prospectus and were issued in compliance in all material respects with all United States federal and state securities laws. The issuance of the Exchange Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than persons receiving the Exchange Securities pursuant to the Offers) (except, with respect to New 4% Notes issued in the New 4% Notes Financing and the underlying Conversion Shares, for the rights of OCI described in the OCI Stockholders’ Agreement) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance of the New Notes and the making and consummation of the Offers, except as described in the Proxy Statement. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders except that certain stockholders’ agreement (the “OCI Stockholders’ Agreement”), dated as of April 17, 2007, between the Company and OCI Company Ltd. (formerly DC Chemical Co., Ltd.). Except as disclosed in the Registration Statement and Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights are currently not satisfied. The issuance of the New Notes is not subject to any preemptive rights, rights of first refusal or similar rights (except, with respect to the New 4% Notes issued in the New 4% Notes Financing and the underlying Conversion Shares, for the rights of OCI described in the OCI Stockholders’ Agreement).
(l) The execution, delivery and performance of this Agreement, each Indenture and the Supplemental 13% Indenture by the Company, the execution, delivery and performance of the Supplemental 13% Indenture by the Guarantor, the issuance and exchange of the Exchange Securities and the consummation of the Offers and other transactions contemplated hereby and by the Exchange Offer Materials does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound or to which any of the property or assets of the Company or any subsidiary thereof is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any subsidiary thereof; (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary thereof or any of their respective properties or assets; or (iv) result in a violation under the bylaws, rules and regulations of the Nasdaq Stock Market, except, in the case of (i) and (iii), those conflicts, breaches or violations that would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency or any court or regulatory authority having jurisdiction over the Company or any subsidiary thereof is required for the performance by the Company or the Guarantor of their respective obligations under this Agreement, the Indentures, the Supplemental 13% Indenture or the Exchange Securities, as applicable, or the issuance and sale of the Exchange Securities, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Exchange Securities, (ii) the filing of an additional share listing application for the Conversion Shares with The Nasdaq Capital Market, (iii) filings with the Commission contemplated by this Agreement and (iv) the Delaware Filings. The consent of holders of seventy-five percent (75%), or $123,750,000, of the outstanding aggregate principal amount of Existing 13% Notes is required to amend all the terms and conditions of the Existing 13% Indenture proposed to be amended as described in the Registration Statement and Prospectus.
(m) Other than (i) as may be required under state securities or blue sky laws in connection with the Offers, (ii) under the rules and regulations of FINRA or (iii) which has otherwise been, or will be, granted, obtained, filed, qualified or registered, as applicable, prior to the Closing Date for each Offer, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the Offers or the consummation of the transactions contemplated hereby or by the Indentures and Supplemental 13% Indenture.
(n) PricewaterhouseCoopers, LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement and the Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PricewaterhouseCoopers, LLP, have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
(o) The consolidated financial statements of the Company, together with the related notes and schedules, included or incorporated by reference in the Prospectus and in the Registration Statement (collectively, the “Company Financials”) fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Prospectus. The Company Financials comply in all material respects with the

Securities Act and the Exchange Act. Except for the financial statements for Sovello AG for the year ended December 31, 2009 incorporated into the Registration Statement by reference to the Company’s Annual Report on Form 10-K/A, audited by Deloitte & Touche GmbH, no other financial statements or supporting schedules or exhibits are required by the Securities Act to be described, or included or incorporated by reference in the Registration Statement or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement or Prospectus or a document incorporated by reference therein in accordance with the Securities Act which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement and Prospectus have been properly compiled and prepared in accordance with the applicable requirements, if any, of the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.
Subsequent to the dates as of which the relevant information is given in the Prospectus, the Company and its subsidiaries have not incurred additional long-term borrowings and there has not occurred any material change in the capital stock or short-term borrowings of the Company or any subsidiary thereof or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect. Subsequent to the dates as of which the relevant information is given in the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
(p) There are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement or the Prospectus and proceedings that if determined adversely to the Company or any of its subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.
(q) Neither the Company nor any of its subsidiaries is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph, for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.
(r) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Registration Statement and Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. Other than as would not have a Material Adverse Effect, (i) each such Governmental Permit is valid and in full force and effect and (ii) the Company and each of its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Governmental Permit or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Governmental Permit, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.
(s) Neither the Company nor any of its subsidiaries is or, after giving effect to the Offers and the New 4% Notes Financing and the application of the proceeds thereof as described in the Registration Statement and Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(t) Neither the Company, its subsidiaries nor, to the Company’s knowledge, any of the Company’s or its subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(u) Except as disclosed in the Registration Statement and Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess, or have the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by them in commerce, in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; and, except as otherwise described in the Registration Statement and Prospectus, to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(v) The Company and each of its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as would not have a Material Adverse Effect; and all assets held under lease by the Company each of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.
(w) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect; and no regulatory or enforcement action has been commenced or, to the knowledge of the Company, threatened against the Company relating to employment matters or practices that could reasonably be expected to have a Material Adverse Effect.
(x) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.
(y) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants other than notices (A) related to the Company’s noncompliance with noise and vibration limitations applicable to its Devens, Massachusetts manufacturing facility and (B) that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations, and properties of the Company, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, compliance with Environmental Laws or Environmental Permits, or other constraint on operating activities and any potential liabilities to third parties). On the basis of such review, the Company represents that such associated costs and liabilities will not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any subsidiary thereof under Environmental Laws in which a governmental authority is also a party, (ii) none of the Company or its subsidiaries is aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) none of the Company or its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
None of the Company or its subsidiaries has ever treated, stored, transported, disposed of, arranged for or permitted the disposal of, handled, released, or exposed any person to, any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.
There are no costs or liabilities imposed on or required to be incurred by the Company pursuant to Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.
(z) Each of the Company and its subsidiaries (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (z), that would not, singularly or in the aggregate, have a Material Adverse Effect. None of the Company or its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate in all material respects to meet any assessments and related liabilities for any such period, and since December 31, 2009, none of the Company or its subsidiaries has incurred any material liability for taxes other than in the ordinary course.
(aa) Except as described in the Registration Statement and Prospectus, the Company and each of its subsidiaries carries, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and each of its subsidiaries are in full force and effect in all material respects; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company or its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
(bb) The Company and each of its subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(cc) The minute books of the Company and each of its subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act (such a significant subsidiary of the Company, a “Significant Subsidiary”) have been made available to the Dealer Manager and counsel for the Dealer Manager, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Significant Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minutes.

(dd) There is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the Registration Statement or Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Prospectus or Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus and Registration Statement, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of its subsidiaries or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.
(ee) No relationship, direct or indirect, exists between or among the Company and any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries or any of their affiliates on the other hand, which is required under the Securities Act or Exchange Act to be described in the Registration Statement or Prospectus or a document incorporated by reference therein and which is not so described.
(ff) Except as set forth in the Registration Statement and Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement and Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.
(gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with any Offer or any transaction contemplated by this Agreement, the Registration Statement or the Prospectus.
(hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or Prospectus has been made or reaffirmed by the Company or its officers or directors without a reasonable basis or has been disclosed by the Company or its officers or directors other than in good faith.
(ii) None of the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(jj) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and, as of the date of this Agreement, is listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market or the Nasdaq Capital Market, except as disclosed in the Registration Statement and Prospectus, nor, except as disclosed in the Registration Statement and Prospectus, has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. Except for the filings already made to transfer the listing to the Nasdaq Capital Market, no consent, approval, authorization or order of, or (except for such notice as shall have been made in accordance with the rules and regulations of Nasdaq prior to the Closing Date) filing, notification or registration with, Nasdaq is required for the listing and trading of the Conversion Shares on the Nasdaq Capital Market.
(kk) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.
(ll) The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.
(mm) None of the Company or its subsidiaries or, to the best of the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required under the Securities Act or Exchange Act to be disclosed in the Registration Statement or the Prospectus or a document incorporated by reference therein.
(nn) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required under the Securities Act or Exchange Act to be described in the Registration Statement and the Prospectus or a document incorporated by reference therein which have not been described as required.
(oo) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.
(pp) The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.
(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(ss) Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of FINRA’s NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, are controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
(tt) The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the Offering contemplated thereby (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having (x) a non-affiliate, public common equity float of at least $150 million or (y) a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).
(uu) The Company meets the requirements for use of Form S-3 under the Securities Act. At the time of filing the Pre-Effective Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Exchange Securities and at the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(vv) No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Global Marketplace Rules) is required for the

Company to issue and deliver the Conversion Shares, except for the Nasdaq Stockholder Approval Condition to be obtained pursuant to the Proxy Statement and that will, as a condition to the Closing Date, be in full force and effect. Prior to the Closing Date, the Company will have (1) completed the Proxy Solicitation, obtained the Stockholder Approval required to satisfy the Nasdaq Stockholder Approval Condition and, if Proposal No. 2 receives the requisite Stockholder Approval, made the Delaware Filings and (2) completed the Reverse Stock Split in accordance with applicable law.
     Any certificate signed by or on behalf of the Company and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.
7. Further Agreements of the Company. Company further agrees and acknowledges:
(a) Following the Commencement Date, except to the extent a condition to the Offers (as described in the Prospectus) has not been fulfilled, and except to the extent the Company desires to withdraw, terminate or cancel the Offers and such withdrawal, termination or cancellation is permitted by applicable law, it will use its reasonable efforts to cause any amendment of the Registration Statement, to become effective as soon as possible but no later than the expiration date of the Offers; it will use its reasonable efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; it will promptly advise the Dealer Manager in writing (i) of the receipt of any comments from the Commission relating to the Offers, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Offers and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Offers in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes, (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Offers or would permit the Company to exercise any right not to accept Existing Notes tendered pursuant to the Offers, or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes, except as described in the Registration Statement. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

(b) The Company will comply with the Securities Act and the Exchange Act in connection with the Offers, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Offers, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer Manager), to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer Manager), it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly notify the Dealer Manager and prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Manager) by which Existing Notes may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.
(c) During such period beginning on the date hereof and ending on such date as, in the reasonable opinion of counsel for the Dealer Manager, the Prospectus is no longer required by law to be delivered in connection with the Offers, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
(d) The Company will cooperate with the Dealer Manager and Dealer Manager’s counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Dealer Manager; it will comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Offers; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
(e) To deliver promptly to the Dealer Manager in New York City and to counsel for the Dealer Manager such number of the following documents as the Dealer Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case including all consents and exhibits filed therewith), (ii) the Prospectus, (iii) any Issuer Free Writing Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this paragraph to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (iv) conformed copies of any amendment to the Registration Statement (including exhibits), (v) any amendment or supplement to the Prospectus (the delivery of the documents referred to in clauses (iv) and (v) of this paragraph to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vi) any document incorporated by reference in the Prospectus (including exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).
(f) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).
(g) Upon request, during the period of five (5) years from the date hereof, to the extent not available on the Commission’s EDGAR system, to deliver to the Dealer Manager, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which any of the Exchange Securities are listed or quoted.
(h) That the Company will not, for a period (the “Lock-Up Period”) commencing on the date of this Agreement and ending sixty (60) days following the Expiration Date, without the prior written consent of LCM, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Exchange Securities hereunder, the New 4% Notes Financing and the issuance of shares of Common Stock on conversion thereof, the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, and the delivery of unrestricted Common Stock in exchange for restricted Common Stock pursuant to the terms of the OCI Stockholders’ Agreement and (ii) the issuance of securities to OCI to satisfy pre-emptive and related rights under the OCI Stockholders’ Agreement. The Company will cause each executive officer, director, stockholder, optionholder and warrantholder listed in Schedule C to furnish to the Dealer Manager, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for

Common Stock, except for (i) a registration statement on Form S-8 relating to employee benefit plans and (ii) to the extent required, a registration statement on Form S-3 pursuant to the OCI Stockholders’ Agreement. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs and is publicly disclosed or otherwise becomes known to the public, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (h) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
(i) To supply the Dealer Manager with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Exchange Securities under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.
(j) Prior to the Closing Date, to furnish to the Dealer Manager, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.
(k) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Dealer Manager is notified), without the prior written consent of the Dealer Manager, unless in the judgment of the Company and its counsel, and after notification to the Dealer Manager, such press release or communication is required by law.
(l) Until the Dealer Manager shall have notified the Company of the completion of the offering of the Exchange Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Exchange Securities, or attempt to induce any person to purchase any Exchange Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Exchange Securities, provided that the foregoing shall not prohibit the exercise of outstanding stock options held by its affiliated purchasers solely to the extent expressly permitted under Regulation M under the Exchange Act and the applicable lock-up agreement delivered pursuant to Section 7(h) hereof.
(m) To at all times prior to completion or termination of the Offers comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(n) So long as any of the New Notes are outstanding, to use its reasonable best efforts to, subject to notice of issuance, effect and maintain the quotation of the Conversion Shares on the Nasdaq Global Market or the Nasdaq Capital Market as described in the Registration Statement and Prospectus.
(o) To use its commercially reasonable efforts to assist the Dealer Manager with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Dealer Manager.
(p) The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Existing Notes held by, the holders of Existing Notes as of a recent date and will cause you to be advised periodically during the period of the Offers as to any transfers of record of Existing Notes. Without limiting the foregoing, the Company will provide, or will cause the applicable existing trustees or registrars for the Existing Notes, the Exchange Agent and the Information Agent, as applicable, to provide, you with the Depository Trust Company, or DTC, security listing position and the Non Objecting Beneficial Owner, or NOBO, list (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Existing Notes held by, the Holders as of a recent date and will use its best efforts to cause you to be advised, from time to time as you may request, during the period of the Offers as to any transfers of record of Existing Notes. Additionally, the Company shall update, or cause the Existing Trustee, Exchange Agent or Information Agent to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. The Company hereby authorizes you to communicate with the Existing Trustee, the Trustees, the Exchange Agent and the Information Agent with respect to matters relating to the Offers and to cause the Exchange Agent to advise you daily as to such matters as you may reasonably request, including the aggregate principal amount of Existing Notes that have been tendered pursuant to the Offers.
(q) Within two business days after commencement of an Offer, the Company will have made appropriate arrangements, to the extent applicable, with the Exchange Agent to allow for the book-entry transfer of the tendered Existing Notes for such Offer. The Company will arrange for the Exchange Agent to advise you daily as to such matters as you may reasonably request, including the aggregate principal amount of Existing Notes that have been tendered pursuant to each Offer.
(r) Prior to the Closing Date, (1) to use its reasonable efforts to complete the Proxy Solicitation, obtain the Stockholder Approval and, if Proposal No. 2 is adopted by the requisite Stockholder Approval, make the Delaware Filings and (2) to complete the Reverse Stock Split in accordance with applicable law; provided, that nothing in this paragraph requires the Company to amend the terms of the Offers or waive any condition to the Offers.
(s) Prior to the Closing Date, the Company will take all actions necessary to cause the New Notes to be eligible for “book-entry” transfer through DTC, and the Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the New Notes for “book-entry” transfer.
(t) To at all times reserve and keep available, free of any preemptive rights, co-sale rights, rights of first refusal, other rights to subscribe for or purchase securities or other rights of security holders similar to any of the foregoing, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the New Notes into the Conversion Shares, the full number of shares of Conversion Shares issuable upon conversion of all outstanding New Notes; provided that if the Company does not receive Stockholder Approval of Proposal No. 2, the Company may not have sufficient authorized shares of Common Stock to deliver shares of Common Stock to satisfy the coupon make-whole payments on the New Notes upon conversion and additional amounts upon conversion of the New 4% Notes for all such conversions.
(u) The Company will comply in all material respects in a timely manner with all of its obligations under the OCI Stockholders’ Agreement as they relate to the Offers and New 4% Notes Financing. The Company will ensure that all actions taken by it in furtherance of the preceding sentence will be in accordance with applicable securities laws.
8. Indemnification. The Company hereby agrees to hold you harmless and to indemnify you (including any of your affiliated companies or other entities and any partner, member, director, officer, agent or employee of you or any such affiliated company or other entity) and any other person controlling (within the meaning of Section 20(a) of the Exchange Act) you (including any of your affiliated companies or other entities) (collectively, “Indemnified Persons”) from and against any and all losses, claims, judgments, assessments, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened (including, without limitation, any investigation), or presenting evidence or testimony in connection therewith, or any claim whatsoever and whether or not you or any other Indemnified Person shall be a party thereto and whether or not such litigation, proceeding or claim is brought by or on behalf of the Company, any of the Company’s subsidiaries or its or their security holders or creditors) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Materials, or any omission or alleged omission to state in any Exchange Offer Materials a material fact, necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, any Offer or to exchange any Existing Notes pursuant to any Offer, or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or (iv) any other action or failure to act (x) by the Company or its affiliates, directors, officers, employees or agents or (y) by you or any other Indemnified Person in accordance with and at the Company’s specific written request or direction or with the Company’s specific written consent or in conformity with any action or failure to act by the Company or its affiliates, directors, officers, employees or agents or (v) the enforcement by any Indemnified Person of the indemnity contained in this Section 8, or (b) otherwise arising out of, relating to or in connection with, or alleged to arise out of, relate to or be in connection with, any Offer or your role in connection therewith; except in the case of clause (a)(iv)(y) or clause (b) above for any such loss, claim, damage, liability or expense which is attributable to your bad faith or gross negligence (as found by a court of competent jurisdiction in a judgment which has become final (in that it is no longer subject to appeal or review)) and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Materials or (y) any omission or alleged omission to state in any Exchange Offer Materials a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with the Submitted Information. If multiple claims are brought against any Indemnified Person in an arbitration related to, arising out of or in connection with your engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, the Company hereby agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. Subject to the provisions of Section 20, the foregoing indemnity shall be in addition to any liability or obligation which the Company might otherwise have to you and such other Indemnified Persons.
     If a claim is made by a third party against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 8, such Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company of any action commenced against such Indemnified Person promptly after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 8 if the Company have not been prejudiced in any material respect by such failure and then, only to the extent so prejudiced. If the Company so elects, it may assume the defense of such action or proceeding in a timely manner, including the employment of counsel (reasonably satisfactory to you) and payment of expenses, provided, that the Company permits an Indemnified Person and counsel retained by an Indemnified Person at its expense to participate in such defense. Notwithstanding the foregoing, (i) in the event the Company fails promptly to assume the defense and employ counsel reasonably satisfactory to you, an Indemnified Person may employ separate counsel (in addition to any local counsel) to represent or defend such Indemnified Person in such action or proceeding, and the Company agrees to pay the reasonable fees and disbursements of such separate counsel as incurred, and (ii) unless otherwise agreed by you, the Company shall not be entitled to assume the defense of any action or proceeding (X) for which the Indemnified Person reasonably determines, after receipt of advice of counsel, that there exist actual or potential conflicting interests between the Company or its counsel and such Indemnified Person, or (Y) that is commenced in connection with any Chapter 11 or similar proceedings involving the Company; provided, however, that the Company will not, in connection with any one such action or proceeding, or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel).
     If litigation is settled or if there is a judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Company agrees to notify you promptly of the assertion of any claim in connection with any Offer against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act.

     If the indemnity provided for in the foregoing paragraphs of this Section 8 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein (other than, in the case of clause (a)(iv)(y) or clause (b) of the first paragraph of this Section 8 above, due to the failure to meet the standard of care set forth above), then the Company, in lieu of indemnifying such Indemnified Person, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received or sought to be received by the Company, on the one hand, and by you, on the other hand, from any Offer, as well as the relative fault of the Company, on the one hand, and of you, on the other hand, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, and as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by you, on the other hand, shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for the exchange of the Existing Notes pursuant to the Offers bears to (ii) the maximum aggregate fee proposed to be paid to you in connection with your services as Dealer Manager pursuant to Section 5 hereof; provided, however, that, to the extent permitted by law, in no event shall you and any other Indemnified Person(s), together, be required to contribute an aggregate amount in excess of the fees actually paid to you in connection with your services as Dealer Manager pursuant to Section 5 hereof. The relative fault of the Company, on the one hand, and of you, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company, on the one hand, or the Submitted Information, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. Notwithstanding anything to the contrary above, in no event shall you be responsible under this paragraph for any amounts in excess of the amount of the fee actually paid to you in connection with your services as Dealer Manager pursuant to Section 5 hereof.
     The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
     The Company will not, without your prior written consent (which will not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding or investigation in respect of which you or any Indemnified Person may be entitled to indemnification or contribution hereunder (whether or not you or any other Indemnified Person is an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each of the foregoing parties from all liability arising out of such claim, action or proceeding or investigation.

9. Indemnification, Representations and Warranties Remain Operative. The indemnity and contribution agreements contained in Section 8 and the representations and warranties and the reimbursement agreement of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) whether any Indemnified Person is a formal party to such litigation or proceeding, (ii) any failure to commence, or the withdrawal, termination or consummation of, any Offer or the termination or assignment of this Agreement, (iii) any investigation made by or on behalf of any Indemnified Person and (iv) any withdrawal by you pursuant to Section 4. Subject to the provisions of Section 20, the rights to indemnity and contribution set forth in Section 8 shall be in addition to any other rights that you and other Indemnified Persons may have against the Company.
10. Conditions to the Dealer Manager’s Obligations. Your obligations hereunder with respect to any Offer shall at all times be subject to the following conditions:
     (a) [reserved]
     (b) The Company shall have filed the Pre-Effective Registration Statement and Schedule TO with the Commission not later than the date hereof and the Registration Statement shall have become effective on or prior to the Commencement Date.
     (c) At all times from the Commencement Date to and including the Closing Date of such Offer, (i) the Company’s representations and warranties contained herein, when made and as of the Closing Date, shall be true and correct in all material respects (if not otherwise so qualified) and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials theretofore required by it to have been performed, (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, (iii) no restraining order shall have been issued and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the best of the Company’s knowledge, threatened with respect to any Offer before any Other Agency that LCM, in good faith after consultation with counsel, believes renders it inadvisable for LCM to continue to act hereunder as Dealer Manager, and (iv) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement or the Prospectus (in each case exclusive of any amendment or supplement thereto after the Commencement Date of such Offer other than those to which the Dealer Manager has not objected or has consented, as applicable, pursuant to Section 4 hereof), there has been no Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus (in each case exclusive of any amendment or supplement thereto after the date hereof other than those to which the Dealer Manager has not objected or has consented, as applicable, pursuant to Section 4 hereof). The Company acknowledges that LCM’s agreement to act, or to continue to act, as Dealer Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

     (d) FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.
     (e) The Dealer Manager shall not have discovered and disclosed to the Company on or prior to the Closing Date of such Offer that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Dealer Manager, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.
     (f) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Exchange Securities, the Registration Statement, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer Manager, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (g) Bingham McCutchen LLP shall have furnished to the Dealer Manager such counsel’s written opinion, as counsel to the Company, addressed to the Dealer Manager and dated the Commencement Date and the Closing Date of such Offer, in the forms previously agreed with the Dealer Manager and in form and substance reasonably satisfactory to the Dealer Manager.
     (h) Wilson Sonsini Goodrich & Rosati, Professional Corporation shall have furnished to the Dealer Manager such counsel’s written opinion, as counsel to the Dealer Manager, addressed to the Dealer Manager and dated the Commencement Date and the Closing Date of such Offer, in form and substance satisfactory to the Dealer Manager, with respect to such matters as the Dealer Manager may reasonably request, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.
     (i) On or prior to the Commencement Date, the Dealer Manager shall have received from PricewaterhouseCoopers, LLP a letter, addressed to the Dealer Manager, executed and dated the Commencement Date, in form and substance satisfactory to the Dealer Manager (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and PCAOB and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of such letter) the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters”, with respect to the financial statements and certain financial information contained or incorporated by reference in the Exchange Offer Materials.
     (j) On the Closing Date, the Dealer Manager shall have received a letter (the “Bring-Down Letter”) from PricewaterhouseCoopers, LLP addressed to the Dealer Manager, executed and dated the Closing Date, confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to dealer managers, with respect to the financial information and other matters covered by its letter delivered to the Dealer Manager pursuant to paragraph (i) of this Section.
     (k) The Company shall have furnished to the Dealer Manager a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that: (i) such officers have carefully examined the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the respective date thereof, as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the date of this Agreement and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; (ii) to their knowledge after reasonable investigation, since the effective date of the Registration Statement, no event has occurred which should have been, but has not been, set forth in a supplement or amendment to the Registration Statement or the Prospectus; (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects (provided, that if any such representation and warranty contains any materiality qualification such as “in all material respects” or by referring to a “Material Adverse Effect” or similar references, then such representation and warranty shall be true and correct in all respects) and the Company has complied in all material respects (provided, that if any such agreement contains any materiality qualification such as “in all material respects” or by referring to a “Material Adverse Effect” or similar references, then the Company shall have complied with such agreement in all respects) with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iv) to their knowledge after reasonable investigation, there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Prospectus (in each case exclusive of any amendment or supplement thereto after the Commencement Date of such Offer other than those to which the Dealer Manager has not objected or has consented, as applicable, pursuant to Section 4 hereof), any Material Adverse Effect or any material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus (in each case exclusive of any amendment or supplement thereto after the Commencement Date of such Offer other than those to which the Dealer Manager has not objected or has consented, as applicable, pursuant to Section 4 hereof); (v) to their knowledge after reasonable investigation, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission; and (vi) to their knowledge after reasonable investigation, no restraining order shall have been issued and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to their knowledge, threatened with respect to any Offer before any Other Agency.
     (l) Since the date of the latest audited financial statements included in the Prospectus or incorporated by reference in the Prospectus as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph, is, in the judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the issuance or exchange of the Exchange Securities on the terms and in the manner contemplated in the Prospectus.
     (m) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or exchange of the Exchange Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or exchange of the Exchange Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries.
     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market, Nasdaq Capital Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Dealer Manager, impracticable or inadvisable to proceed with any Offer on the terms and in the manner contemplated in the Prospectus.
     (o) The Nasdaq Capital Market shall have approved the Conversion Shares for inclusion therein, and the Conversion Shares shall be quoted on the Nasdaq Capital Market, subject only to official notice of issuance.
     (p) The Dealer Manager shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers, directors, stockholders, optionholders and warrantholders of the Company listed in Schedule C hereto.
     (q) On or prior to the Closing Date, (1) the Proxy Solicitation shall have terminated and the Company shall have obtained the requisite Stockholder Approval of the Nasdaq Stockholder Approval Condition and, if the requisite Stockholder Approval for Proposal No. 2 is obtained, made the Delaware Filings and (2) the Reverse Stock Split shall have been completed.
     (r) On the Closing Date, the Dealer Manager shall have received copies of the opinions of counsel and other documents that are delivered to (1) the Trustees in connection with the Indentures and (2) the Existing 13% Trustee in connection with the Supplemental 13% Indenture.
     (s) On or promptly after the Closing Date, each Indenture shall have been executed by the Company and the Trustee party thereto and will be effective.
     (t) On or promptly after the Closing Date, the Supplemental 13% Indenture shall have been executed by the Company, the Guarantor and Existing 13% Trustee and will be effective.
     (u) Prior to the Closing Date, the Company shall have furnished to the Dealer Manager and counsel to the Dealer Manager such further information, opinions, certificates, letters or documents as the Dealer Manager shall have reasonably requested.
     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents, as you shall reasonably request.
11. Termination. This Agreement shall terminate upon the expiration, termination or withdrawal of both Offers or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 5, 6, 8, 9, and 11 through 19 shall survive any termination of this Agreement.

12. Severability. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.
13. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be amended except in a writing signed by each party hereto.
14. Successors. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 8), and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereto.
15. Governing Law. THIS AGREEMENT AND ANY CLAIM RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY CLAIM RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.
16. Jurisdiction. The Company hereby (a) submits to the exclusive jurisdiction of any New York State or federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or federal court, (c) waives the defense of an inconvenient forum, (d) consents to the service of process upon it by mailing or delivering such service to its address set forth in Section 17 hereof and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
17. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by telecopy to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in written notice complying as to delivery with the terms of this paragraph):

(a)	If to you:

Lazard Capital Markets LLC 30 Rockefeller Plaza New York, New York 10020 Attention: General Counsel Lazard Capital Markets LLC Telecopy No.: (212) 830-3651

Telephone No.: (212) 632-1594

With a copy to:

Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: John Fore, Esq.
Telecopy No.: (650) 493-6811
Telephone No.: (650) 493-9300

(b)	If to the Company:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attention: Chief Financial Officer
Telecopy No.: (508) 229-0747
Telephone: (508) 357-2221

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110
Attention: John R. Utzschneider, Esq.
Telecopy No.: (617) 951-8736
Telephone: (617) 951 8000

18. Acknowledgement. The Company, on behalf of itself and its subsidiaries, acknowledges that the Dealer Manager’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Dealer Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offers that differ from the views of their investment banking divisions. The Company, on behalf of itself and its subsidiaries, hereby waives and releases, to the fullest extent permitted by law, any claims the Company or any of its subsidiaries may have against the Dealer Manager with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Dealer Manager’s investment banking divisions. The Company, on behalf of itself and its subsidiaries, acknowledges that the Dealer Manager is a full service securities firm and as such from time to time, subject to applicable securities law, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

19. Announcements. We agree that the Dealer Manager, with the prior written consent of the Company, which consent shall not be unreasonably withheld, and at the Dealer Manager’s expense, may place an announcement in any newspapers and periodicals as the Dealer Manager may choose, stating that LCM is acting as Dealer Manager in connection with the Offers.

20. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. For the avoidance of any doubt, (i) that certain letter agreement by and between the Company and Lazard Freres & Co. LLC (“Lazard”) dated as of October 27, 2010 and the Indemnification Letter (as defined in such letter agreement) shall remain in full force and effect and shall not be amended or superseded by this Agreement (provided, without limiting the generality of the foregoing, the provisions of Section 8 of this Agreement, and not of such Indemnification Letter, will apply to any claims by the Dealer Manager or any other Indemnified Persons (as such term is defined in this Agreement) for indemnification or contribution under this Agreement to the extent such claims relate to the services provided by LCM (and/or, pursuant to Section 2(a) hereof, any of LCM’s agents) as Dealer Manager under this Agreement) and (ii) that certain letter agreement between and among the Dealer Manager, Lazard and the Company dated as of the date hereof shall remain in full force and effect and shall not be amended or superseded by this Agreement.

[remainder of page left intentionally blank]

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance to the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

Very truly yours, EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
	Name:	Michael El-Hillow
	Title:	President and Chief Executive Officer

Accepted as of the date first set forth above: LAZARD CAPITAL MARKETS LLC
By:	/s/ David G. McMillan, Jr.
	Name:	David G. McMillan, Jr.
	Title:	Managing Director

SCHEDULE A
The name of the Dealer Manager on the front and back cover pages of the Prospectus, and the three paragraphs included under the heading “Description of the Exchange Offers and Consent
Solicitation—Dealer Manager and Solicitation Agent” on page 84 of the Prospectus.

SCHEDULE B
Subsidiaries

ESLR1, LLC
Evergreen Solar (China) Co., Ltd.(1)
Evergreen Solar, GmbH
Evergreen Solar (HK) China Limited
Evergreen Solar Securities Corp. (inactive)
Hubei Evergreen Solar Co., Ltd.

(1)	Evergreen Solar (China) Co., Ltd. is currently a “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X.

SCHEDULE C
Persons Executing Lock-Up Agreements

Michael El-Hillow
Tom L. Cadwell
Allan H. Cohen
Peter W. Cowden
Edward C. Grady
Susan Tierney
Lawrence E. Felton
Carl Stegerwald
Richard G. Chleboski
Gary T. Pollard
Paul Kawa

EXHIBIT A
[Form of] Lock-Up Agreement
__________, 2010
LAZARD CAPITAL MARKETS LLC
30 Rockefeller Plaza
New York, New York 10020

Re:	Evergreen Solar, Inc. Exchange Offers
Ladies and Gentlemen:
     In order to induce Lazard Capital Markets LLC (“LCM”), to enter in to a certain dealer manager agreement with Evergreen Solar, Inc., a Delaware corporation (the “Company”), with respect to the exchange offers (the “Exchange Offers”) of the Company’s 4% Senior Convertible Notes due 2013 for its 4% Convertible Subordinated Additional Cash Notes due 2020 and of the Company’s 13% Convertible Senior Secured Notes due 2015 for its 7.5% Convertible Senior Notes due 2017, each convertible into shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “Lock-Up Period”) commencing on the date of this Lock-Up Agreement and ending sixty (60) days following the expiration date of the Exchange Offers, the undersigned will not, without the prior written consent of LCM, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk or consequences of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose the intention to do any of the foregoing.
     The foregoing sentence shall not apply to: (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or, upon death of the undersigned, by will or intestate succession to the undersigned’s immediate family (which, when used herein, shall mean any relationship by blood, existing or prior marriage or adoption not more remote than first cousin), (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned, (c) transfers of shares of Common Stock or any security convertible into Common Stock to a trust for the direct or indirect benefit of the undersigned or members of the undersigned’s immediate family, provided that in the case of any transfer or distribution pursuant to clause (a), (b) or (c), (i) each donee, distributee or transferee, as applicable, shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement prior to such transfer or distribution, and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution (other than filings required to be made under Section 16 of the Exchange Act with respect to Permitted Sales or upon death), or (d) the establishment of a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of shares of Common Stock, if then permitted by the Company, provided that shares of Common Stock subject to such plan may not be sold until the expiration of the Lock-Up Period. In addition, the undersigned may at any time sell shares of Common Stock solely to satisfy the undersigned’s actual or estimated tax obligations in connection with the vesting of restricted stock held by the undersigned (such sales, “Permitted Sales”).
     The undersigned further agrees that, prior to engaging in any transaction enumerated in the paragraph above or taking any action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the expiration of the Lock-Up Period (including any extension of the Lock-Up Period as described in the following paragraph), except in the event of death, the undersigned will give notice thereof to the Company.
     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs and is publicly disclosed or otherwise becomes known to the public during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Lock-Up Agreement, except for transferees in Permitted Sales that are made in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
     In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.
     The undersigned’s obligations under this Lock-Up Agreement shall be terminated in the event that the Exchange Offers are terminated prior to the expiration date of the Exchange Offers and the Company notifies LCM in writing that it does not intend to proceed with the Exchange Offers.
[Remainder of Page Intentionally Left Blank.]

     The undersigned understands that the Company and LCM are relying upon this Lock-Up Agreement in proceeding toward consummation of the Exchange Offers. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Very truly yours,

(Signature)

(Printed Name)

(Capacity)

Address: